FIRST AMENDMENT

                                       TO

                           PURCHASE AND SALE AGREEMENT

Reference is hereby made to the following:

      A. That certain Purchase and Sale Agreement (the "Purchase and Sale Agreement") dated as of June 14, 2000, by and between Robert B. Austin or Ronald J. DiPietro, as Trustee and not individually for GOVERNMENT CENTER GARAGE TRUST, as Seller, and ONE CONGRESS STREET JV LLC, as Purchaser.

      B. Purchaser and Seller desire to amend the Purchase and Sale Agreement as hereinafter set forth.

      NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, in hand this day paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement.

2. The Due Diligence Period has been extended for a period of seven (7) additional days. Accordingly, the first sentence of Article 4 of the Purchase and Sale Agreement is hereby amended to read as follows:

            "Subject to the third sentence of this paragraph, the Purchaser shall have a sixty-seven (67) day period commencing on the date hereof (the "DUE DILIGENCE PERIOD") to examine title to the Property, to inspect the physical and financial condition of the Property and to review the Property information."

3. All dates and time periods set forth in the Purchase and Sale Agreement which are computed with reference to the Due Diligence period are hereby extended by seven (7) days.

      Accordingly, the last sentence of the first paragraph of Article 4 is also amended to read as follows:

            "The Purchaser may at its option elect to terminate the Due Diligence Period at any time on or after the fifty-second (52nd) day thereof, upon written notice (the "EARLY CLOSING NOTICE") of such election to the Seller and payment to the Seller of the Additional Contract Deposit as determined in accordance with Schedule 3 hereof."

      Furthermore, Schedule 3 annexed to the Purchase and Sale Agreement is hereby deleted and Schedule 3 annexed hereto and by this reference made a part hereof is hereby substituted therefor.

4. The Purchase and Sale Agreement is, in all other respects, hereby ratified and confirmed.

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      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the ____day of _____________, 2000.

                              SELLER:

                              GOVERNMENT CENTER GARAGE REALTY TRUST


                              By: /s/Robert B. Austin
                                  -----------------------
                              Robert B. Austin or Ronald J. DiPietro, as
                              Trustee and not individually, at the direction of GCGA Limited Partnership, sole Beneficiary of Government Center Garage Realty Trust


                              PURCHASER

                              ONE CONGRESS STREET JV LLC

                                    By:   RAK GROUP ACQUISITION
                                          CORPORATION, as an Authorized
                                          Member

                                          By:  /s/ Michael C. Zerner
                                               ----------------------
                                               Name:  Michael C. Zerner
                                               Title:  Authorized Signatory